Exhibit 99.1

FOR IMMEDIATE RELEASE For more information contact: Wendy Simpson Pam Kessler (805) 981-8655

LTC REPORTS 2018 SECOND QUARTER RESULTS

AND DISCUSSES RECENT TRANSACTIONS

WESTLAKE VILLAGE, CALIFORNIA, August 8, 2018— LTC Properties, Inc. (NYSE: LTC), a real estate investment trust that primarily invests in seniors housing and health care properties, today announced operating results for its second quarter ended June 30, 2018.

Net income available to common stockholders was $68.7 million, or $1.73 per diluted share, for the 2018 second quarter, compared with $25.3 million, or $0.64 per diluted share, for the same period in 2017.  Funds from Operations (“FFO”) was $29.6 million for the 2018 second quarter, compared with $31.4 million for the comparable 2017 period. FFO per diluted common share was $0.75 and $0.79 for the quarters ended June 30, 2018 and 2017, respectively.  Revenues were lower in the second quarter of 2018 due primarily to a previously disclosed defaulted master lease that was placed on a cash basis in the third quarter of 2017 and a reduction in rental income related to properties sold during the past year.

LTC completed the following transactions during the second quarter of 2018:

•                  Amended and restated the Company’s unsecured credit agreement to replace its previous unsecured credit agreement, which was due to expire on October 14, 2018. The amended credit agreement maintains the $600.0 million aggregate commitment of the lenders under the prior agreement and provides for the opportunity to increase the commitment size of the credit agreement up to a total of $1.0 billion. The amended credit agreement extends the maturity to June 27, 2022 and provides for a one-year extension option at LTC’s discretion, subject to customary conditions. Additionally, the amended credit agreement decreases the interest rate margins and converts from the payment of unused commitment fees to a facility fee.

•                  Sold a portfolio of six assisted living and memory care communities with a gross book value of $37.7 million for $67.5 million. As a result of the transaction, LTC recognized a net gain on sale of $48.3 million in the 2018 second quarter.

•                  Completed the acquisition of two memory care communities in Texas, totaling 88 units and 133 beds, for $25.2 million. Simultaneously upon closing, LTC entered into a 10-year master lease agreement with an operator new to LTC’s portfolio at an initial cash yield of 7.25%.

•                  Entered into a partnership to own the real estate and develop a 78-unit assisted living and memory care community in Medford, OR for $18.1 million and committed to purchase an existing operational 89-unit independent living community on an adjacent land parcel. We anticipate acquiring the independent living community in the third quarter of 2018.

•                  Completed the development of a 66-unit memory care community in Illinois which opened in May 2018.

Conference Call Information

LTC will conduct a conference call on Thursday, August 9, 2018, at 8:00 a.m. Pacific Time (11:00 a.m. Eastern Time), to provide commentary on its performance and operating results for the quarter ended June 30, 2018. The conference call is accessible by telephone and the internet. Telephone access will be available by dialing 877-510-2862 (domestically) or 412-902-4134 (internationally). To participate in the webcast, go to LTC’s website at www.LTCreit.com 15 minutes before the call to download the necessary software.

An audio replay of the conference call will be available from August 10 through August 23, 2018 and may be accessed by dialing 877-344-7529 (domestically) or 412-317-0088 (internationally) and entering conference number 10122172. Additionally, an audio archive will be available on LTC’s website on the “Presentations” page of the “Investor Information” section, which is under the “Investors” tab. LTC’s earnings release and supplemental information package for the current period will be available on its website on the “Press Releases” and “Presentations” pages, respectively, of the “Investor Information” section which is under the “Investors” tab.

About LTC

LTC Properties (NYSE: LTC) is a self-administered real estate investment trust that primarily invests in seniors housing and health care properties primarily through sale-leaseback transactions, mortgage financing and structured finance solutions including preferred equity and mezzanine lending. At June 30, 2018, LTC had 199 investments located in 28 states comprising 102 assisted living communities, 96 skilled nursing centers and one behavioral health care hospital. Assisted living communities, independent living communities, memory care communities and combinations thereof are included in the assisted living property type. For more information on LTC Properties, Inc., visit the Company’s website at www.LTCreit.com.

Forward Looking Statements

This press release includes statements that are not purely historical and are “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future. All statements other than historical facts contained in this press release are forward looking statements. These forward looking statements involve a number of risks and uncertainties. Please see LTC’s most recent Annual Report on Form 10-K, its subsequent Quarterly Reports on Form 10-Q, and its other publicly available filings with the Securities and Exchange Commission for a discussion of these and other risks and uncertainties. All forward looking statements included in this press release are based on information available to the Company on the date hereof, and LTC assumes no obligation to update such forward looking statements. Although the Company’s management believes that the assumptions and expectations reflected in such forward looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct. The actual results achieved by the Company may differ materially from any forward looking statements due to the risks and uncertainties of such statements.

(financial tables follow)

LTC PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
	(unaudited)		(unaudited)
Revenues:
Rental income	$33,930	$35,265	$68,435	$70,300
Interest income from mortgage loans	7,007	6,625	13,823	13,373
Interest and other income	535	578	1,024	1,417
Total revenues	41,472	42,468	83,282	85,090

Expenses:
Interest expense	7,655	7,151	15,484	14,622
Depreciation and amortization	9,268	9,308	18,712	18,667
Impairment charges	—	1,880	—	1,880
Recovery for doubtful accounts	(38)	(5)	(30)	(43)
Transaction costs	6	—	10	22
General and administrative expenses	4,716	4,386	9,513	9,126
Total expenses	21,607	22,720	43,689	44,274

Operating income	19,865	19,748	39,593	40,816
Income from unconsolidated joint ventures	726	575	1,357	1,020
Gain on sale of real estate, net	48,345	5,054	48,345	5,054
Net income	68,936	25,377	89,295	46,890
Income allocated to participating securities	(278)	(104)	(366)	(201)
Net income available to common stockholders	$68,658	$25,273	$88,929	$46,689

Earnings per common share:
Basic	$1.74	$0.64	$2.25	$1.19
Diluted	$1.73	$0.64	$2.25	$1.18

Weighted average shares used to calculate earnings per
common share:
Basic	39,471	39,414	39,461	39,390
Diluted	39,765	39,794	39,750	39,769

Dividends declared and paid per common share	$0.57	$0.57	$1.14	$1.14

Supplemental Reporting Measures

FFO, adjusted FFO (“AFFO”), and Funds Available for Distribution (“FAD”) are supplemental measures of a real estate investment trust’s (“REIT”) financial performance that are not defined by U.S. generally accepted accounting principles (“GAAP”). Investors, analysts and the Company use FFO, AFFO and FAD as supplemental measures of operating performance. The Company believes FFO, AFFO and FAD are helpful in evaluating the operating performance of a REIT. Real estate values historically rise and fall with market conditions, but cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. We believe that by excluding the effect of historical cost depreciation, which may be of limited relevance in evaluating current performance, FFO, AFFO and FAD facilitate like comparisons of operating performance between periods. Additionally the Company believes that normalized FFO, normalized AFFO and normalized FAD provide useful information because they allow investors, analysts and our management to compare the Company’s operating performance on a consistent basis without having to account for differences caused by unanticipated items.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), means net income available to common stockholders (computed in accordance with GAAP) excluding gains or losses on the sale of real estate and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Normalized FFO represents FFO adjusted for certain items detailed in the reconciliations. The Company’s computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or have a different interpretation of the current NAREIT definition from that of the Company; therefore, caution should be exercised when comparing our Company’s FFO to that of other REITs.

We define AFFO as FFO excluding the effects of straight-line rent, amortization of lease inducement, effective interest income and deferred income from unconsolidated joint ventures. GAAP requires rental revenues related to non-contingent leases that contain specified rental increases over the life of the lease to be recognized evenly over the life of the lease. This method results in rental income in the early years of a lease that is higher than actual cash received, creating a straight-line rent receivable asset included in our consolidated balance sheet. At some point during the lease, depending on its terms, cash rent payments exceed the straight-line rent which results in the straight-line rent receivable asset decreasing to zero over the remainder of the lease term. Effective interest method, as required by GAAP, is a technique for calculating the actual interest rate for the term of a mortgage loan based on the initial origination value.  Similar to the accounting methodology of straight-line rent, the actual interest rate is higher than the stated interest rate in the early years of the mortgage loan thus creating an effective interest receivable asset included in the interest receivable line item in our consolidated balance sheet and reduces down to zero when, at some point during the mortgage loan, the stated interest rate is higher than the actual interest rate.  By excluding the non-cash portion of rental income, interest income from mortgage loans and income from unconsolidated joint ventures, investors, analysts and our management can compare AFFO between periods. Normalized AFFO represents AFFO adjusted for certain items detailed in the reconciliations.

We define FAD as AFFO excluding the effects of non-cash compensation charges, capitalized interest and non-cash interest charges. FAD is useful in analyzing the portion of cash flow that is available for distribution to stockholders. Investors, analysts and the Company utilize FAD as an indicator of common dividend potential. The FAD payout ratio, which represents annual distributions to common shareholders expressed as a percentage of FAD, facilitates the comparison of dividend coverage between REITs. Normalized FAD represents FAD adjusted for certain items detailed in the reconciliations.

While the Company uses FFO, Normalized FFO, AFFO, Normalized AFFO, FAD and Normalized FAD as supplemental performance measures of our cash flow generated by operations and cash available for distribution to stockholders, such measures are not representative of cash generated from operating activities in accordance with GAAP, and are not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income available to common stockholders.

Reconciliation of FFO, AFFO and FAD

The following table reconciles GAAP net income available to common stockholders to each of NAREIT FFO attributable to common stockholders and normalized FFO attributable to common stockholders, as well as normalized AFFO and normalized FAD (unaudited, amounts in thousands, except per share amounts):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017

GAAP net income available to common stockholders	$68,658	$25,273	$88,929	$46,689
Add: Depreciation and amortization	9,268	9,308	18,712	18,667
Add: Impairment charges	—	1,880	—	1,880
Less: Gain on sale of real estate, net	(48,345)	(5,054)	(48,345)	(5,054)
NAREIT FFO attributable to common stockholders	29,581	31,407	59,296	62,182

Less: Non-cash rental income	(1,449)	(1,856)	(4,349)	(4,196)
Less: Effective interest income from mortgage loans	(1,420)	(1,401)	(2,824)	(2,708)
Less: Deferred income from unconsolidated joint ventures	(31)	(47)	(62)	(94)
Adjusted FFO (AFFO)	26,681	28,103	52,061	55,184

Add: Non-cash compensation charges	1,521	1,425	2,897	2,684
Add: Non-cash interest related to earn-out liabilities	125	125	251	351
Less: Capitalized interest	(293)	(201)	(552)	(371)
Funds available for distribution (FAD)	$28,034	$29,452	$54,657	$57,848

NAREIT Basic FFO attributable to common stockholders per share	$0.75	$0.80	$1.50	$1.58
NAREIT Diluted FFO attributable to common stockholders per share	$0.75	$0.79	$1.50	$1.57

NAREIT Diluted FFO attributable to common stockholders	$29,581	$31,511	$59,662	$62,383
Weighted average shares used to calculate NAREIT diluted FFO per share attributable to common stockholders	39,605	39,794	39,750	39,769

Diluted AFFO	$26,681	$28,207	$52,427	$55,385
Weighted average shares used to calculate diluted AFFO per share	39,605	39,794	39,750	39,769

Diluted FAD	$28,034	$29,556	$55,023	$58,049
Weighted average shares used to calculate diluted FAD per share	39,605	39,794	39,750	39,769

LTC PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(amounts in thousands, except per share)

	June 30, 2018	December 31, 2017
	(unaudited)	(audited)
ASSETS
Investments:
Land	$125,882	$124,041
Buildings and improvements	1,269,675	1,262,335
Accumulated depreciation and amortization	(301,458)	(304,117)
Operating real estate property, net	1,094,099	1,082,259
Properties held-for-sale, net of accumulated depreciation: 2018—$1,916; 2017—$1,916	3,830	3,830
Real property investments, net	1,097,929	1,086,089
Mortgage loans receivable, net of loan loss reserve: 2018—$2,355; 2017—$2,255	233,823	223,907
Real estate investments, net	1,331,752	1,309,996
Notes receivable, net of loan loss reserve: 2018—$142; 2017—$166	14,074	16,402
Investments in unconsolidated joint ventures	30,397	29,898
Investments, net	1,376,223	1,356,296

Other assets:
Cash and cash equivalents	4,260	5,213
Restricted cash	2,446	—
Debt issue costs related to bank borrowings	3,304	810
Interest receivable	17,864	15,050
Straight-line rent receivable, net of allowance for doubtful accounts: 2018—$707; 2017—$814	70,036	64,490
Lease incentives	21,407	21,481
Prepaid expenses and other assets	4,089	2,230
Total assets	$1,499,629	$1,465,570

LIABILITIES
Bank borrowings	$85,500	$96,500
Senior unsecured notes, net of debt issue costs: 2018—$1,027; 2017—$1,131	566,940	571,002
Accrued interest	5,105	5,276
Accrued incentives and earn-outs	9,167	8,916
Accrued expenses and other liabilities	27,221	25,228
Total liabilities	693,933	706,922

EQUITY
Stockholders’ equity:
Common stock: $0.01 par value; 60,000 shares authorized; shares issued and outstanding: 2018—39,635; 2017—39,570	396	396
Capital in excess of par value	858,832	856,992
Cumulative net income	1,190,078	1,100,783
Cumulative distributions	(1,248,179)	(1,203,011)
Total LTC Properties, Inc. stockholders’ equity	801,127	755,160
Non-controlling interests	4,569	3,488
Total equity	805,696	758,648
Total liabilities and equity	$1,499,629	$1,465,570